UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): May 3, 2011
ALON USA ENERGY, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-32567	74-2966572
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
7616 LBJ Freeway, Suite 300
Dallas, Texas 75251
(Address of Principal Executive Offices) (Zip Code)
Registrant’s telephone number, including area code: (972) 367-3600

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Director Grants
     On May 3, 2011, the Company granted 2,005 restricted shares of the Company’s common stock to each of Avraham Shochat, Ron W. Haddock and Dr. Zalman Segal, each an independent director of the Company, pursuant to Section 12 of the Company’s Amended and Restated 2005 Incentive Compensation Plan (the “Plan”). The shares vest in equal installments on the first, second and third anniversaries of the date of grant. These awards are evidenced by agreements in the form adopted by the Company for the purpose of evidencing grants of this type, which form was attached as Exhibit 10.1 to the Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission on August 5, 2005, and is incorporated by reference into this Item 5.02.
Executive Officer Grants
     On May 3, 2010, the Company approved a grant of 500,000 restricted stock units to Paul Eisman, the Company’s President and Chief Executive Officer, pursuant to the terms of the Plan. Each restricted stock unit represents the right to receive a share of common stock of the Company. All restricted stock units will vest on March 1, 2015, provided that Mr. Eisman remains in the continuous employ of the Company. The award is evidenced by a grant agreement in the form adopted by the Company, which form is attached as Exhibit 10.1 to this Current Report on Form 8-K, and is incorporated by reference into this Item 5.02.
     On May 3, 2010, the Company approved grants of restricted stock to Messrs. David Wiessman, Joseph Israel, Shai Even, Alan Moret and Michael Oster, each executive officers of the Company, pursuant to the terms of the Plan. Pursuant to the terms of the award agreements, Messrs. Wiessman, Israel and Even will each be granted 50,000 shares of restricted stock a year for five years beginning May 10, 2011 and Messrs. Moret and Oster will each be granted 40,000 shares of restricted stock a year for five years beginning May 10, 2011, provided that each grantee remains in the continuous employ of the Company. The shares of restricted stock to Messrs. Wiessman, Israel and Even will vest as follows: 25,000 per year on May 10th of 2012, 2013, 2014 and 2015 and the remaining 150,000 on May 10, 2016. The shares of restricted stock to Messrs. Moret and Oster will vest as follows: 20,000 per year on May 10th of 2012, 2013, 2014 and 2015 and the remaining 140,000 on May 10, 2016. These awards are evidenced by agreements in the form adopted by the Company, which form is attached as Exhibit 10.2 to this Current Report on Form 8-K, and is incorporated by reference into this Item 5.02.
Item 5.07. Submission of Matters to a Vote of Security Holders.
     The Annual Meeting of Stockholders of the Company was held on May 3, 2011 at 9:00 a.m., Dallas, Texas time, at The Frontiers of Flight Museum, 6911 Lemmon Avenue, Dallas, Texas 75209. A total of 50,521,299 shares of the Company’s common stock were present or represented by proxy at the meeting, representing more than 91% of the Company’s shares outstanding as of the March 22, 2011 record date. The matters submitted for a vote and the related results are as follows:
Proposal 1: To elect nine* directors to serve until the 2012 annual meeting or until their respective successors are elected and have been qualified.

			Broker Non-
Director Nominee	Votes For	Votes Withheld	Votes
David Wiessman	44,064,616	2,538,032	3,786,152
Itzhak Bader	46,552,148	182,999	3,786,152
Boaz Biran	43,535,582	3,199,565	3,786,152
Shlomo Even	44,281,086	2,454,061	3,786,152
Ron W. Haddock	46,587,673	147,474	3,786,152
Jeff D. Morris	44,059,141	2,676,006	3,786,152
Yeshayahu Pery	46,549,638	185,509	3,786,152
Zalman Segal	46,597,776	137,371	3,786,152
Avraham Shochat	46,590,776	144,371	3,786,152

*	Mr. Avinadav Grinshpon was nominated by the Board of Directors but notified the Board on April 27, 2011 that he would not stand for election.
Proposal 2: To approve the issuance of shares of Alon’s common stock to Alon Israel Oil Company, Ltd. upon conversion of, or as dividend payments on, the shares of 8.50% Series A Convertible Preferred Stock held by Alon Israel Oil Company, Ltd.:

			Broker Non
Votes For	Votes Against	Votes Abstained	Votes
46,616,847	77,394	40,906	3,786,152
Proposal 3: To approve the issuance of shares of Alon’s common stock upon exercise of the Warrants to purchase shares of Alon’s common stock held by certain shareholders of Alon Israel Oil Company, Ltd. and their affiliates:

			Broker Non
Votes For	Votes Against	Votes Abstained	Votes
46,576,557	119,551	39,039	3,786,152
Proposal 4: To hold an advisory vote on executive compensation:

			Broker Non
Votes For	Votes Against	Votes Abstained	Votes
44,294,717	2,378,112	62,318	3,786,152

Proposal 5: To hold an advisory vote on the frequency of the advisory vote on executive compensation:

				Broker Non
1 Year	2 Years	3 Years	Abstain	Votes
3,378,170	58,175	43,248,771	45,031	3,786,152
Proposal 6: To ratify the appointment of KPMG LLP as Alon’s independent registered public accounting firm for 2011:

Votes For	Votes Against	Votes Abstained
50,265,269	190,759	65,271
     Pursuant to the foregoing votes, the nine directors nominees listed above were elected to serve on the Company’s Board of Directors and Proposals 2, 3, and 6 were approved. Based on the results of Proposal 5 the Company will hold an advisory vote on executive compensation every three years.
Item 9.01. Financial Statements and Exhibits.
     (d) Exhibits.

Exhibit
Number	Description
10.1	Award Agreement between the Company and Paul Eisman, dated May 5, 2011.

10.2	Form of Award Agreement relating to Executive Officer Restricted Stock Grants pursuant to the Alon USA Energy, Inc. 2005 Amended and Restated Incentive Compensation Plan.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALON USA ENERGY, INC.
/s/ Sarah Braley Campbell
Sarah Braley Campbell
Secretary

Date: May 9, 2011

INDEX TO EXHIBITS

Exhibit Number	Description
10.1	Award Agreement between the Company and Paul Eisman, dated May 5, 2011.

10.2	Form of Award Agreement relating to Executive Officer Restricted Stock Grants pursuant to the Alon USA Energy, Inc. 2005 Amended and Restated Incentive Compensation Plan.